CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292848 on Form S-6 of our report dated March 6, 2026, relating to the financial statement of FT 12804, comprising Market Strength Allocation Select Portfolio, Series 65, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 6, 2026